EXHIBIT 32.2
SECTION 1350 CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
In connection with the Annual Report of The Washington Post Company (the “Company”) on Form 10-K for the fiscal year ended January 1, 2006 (the “Report”), I, John B. Morse, Jr., Vice President–Finance (principal financial officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: March 3, 2006	/s/ John B. Morse, Jr.
John B. Morse, Jr.,
Vice President–Finance